UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

MAY 20, 2005

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 UNION BLVD, SUITE 540, LAKEWOOD, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Items Related to Accountants and Financial Statements

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 20, 2005 VCG Holding Corp. (“VCG” or “the Company”) announced its revised financial results for the year ended December 31, 2004.

On May 18, 2005 VCG had announced that its fiscal 2004 financial statements would be restated to increase the loss from the discontinued operations of Tennessee Restaurant Concepts, Inc. (“TRC”), a discontinued component of its operations which was sold in January, 2005, by $530,780. The restatement will also increase the Company’s net loss for fiscal 2004 by $530,780 or $.06 per share. The Company also announced on May 18, 2005 that it intended to review its impairment tests for the long-lived assets and goodwill of TRC performed under Statement of Financial Accounting Standards (“SFAS”) No. 144 (for long-lived assets other than goodwill) and SFAS No. 142 (for goodwill) as of June 30, 2004 and September 30, 2004 to determine whether any of the impairment recoded in the fourth quarter of fiscal 2004 should have been recorded in prior interim periods of fiscal 2004. In addition, the Company intended to review whether the assets and operations of TRC should have been reclassified as assets held for sale and operations of a discontinued component as of September 30, 2004.

As the result of such reviews, the Company has now determined that:

•	for the year ended December 31, 2004 the loss from discontinued operations and net loss needed to be increased by $530,780 to $1,798,161.

•	for the three months ended June 30, 2004 and the three months ended September 30,2004 no adjustment or reclassifications were required. All impairments and discontinued operation issues were attributed to the 4th quarter of 2004.

The following sets forth summary information for the restated results of operations for periods affected.

Year ended December 31, 2004
Revenues	$12,219,584
Operating expenses	10,773,159

Income from operations	1,446,425
Other income (expense)	(2,593,308)
Income taxes (benefit)	(400,749)
Minority interest	(37,177)

Income(loss) from continuing operations	(783,311)
Income (loss) from discontinued operations	(1,014,850)

Net income (loss)	(1,798,161)
Preferred stock dividend	(323,460)

Net income (loss) applicable to common shareholders	$(2,121,621)

Earnings (loss) per share
Basic and diluted income (loss) per common share
Income (loss) from continuing operations	$(0.10)
Income (loss) from discontinued operations	(0.12)
Preferred stock dividends	(0.04)

Net income (loss) applicable to common shareholders	$(0.26)

Weighted average shares outstanding	8,121,107

A comparison of the restated results of operations to those previously reported is as follows:

Year Ended December 31, 2004
Income (loss) from continuing operations (a)
As original reported	$(783,311)
As restated	$(783,311)
Income (loss) from discontinued operations
As original reported	$(484,070)
As restated	$(1,014,850)
Net income (loss)
As original reported	$(1,267,381)
As restated	$(1,798,161)
Preferred stock dividends
As original reported	$(323,460)
As restated	$(323,460)
Net income (loss) applicable to common Shareholders
As original reported	$(1,590,841)
As restated	$(2,121,621)

Basic and diluted income (loss) per common share

Income loss from continuing operations
As original reported	$(0.10)
As restated	$(0.10)
Income (loss) from discontinued operations
As original reported	$(0.06)
As restated	$(0.12)
Preferred stock dividends
As original reported	$(0.04)
As restated	$(0.04)
Net income (loss) applicable to common Shareholders
As original reported	$(0.20)
As restated	$(0.26)

(a)	includes minority interest expense and income taxes attributable to continuing operations previously reported separately on the Company’s income statements, but which will now be included in the total for the results of continuing operations

The Company intends to file an amend Form 10-KSB for the year ended December 31, 2004. Until such amended report is filed with the SEC, which the Company anticipates will take place on or before May 25, 2005, the Company urges the marketplace not to rely on the Company’s previously filed financial statements for the year ended December 31, 2004.

As the Company announced on May 18, 2005, the error in the measurement of the impairment loss recorded for fiscal 2004 was discovered in the process of the Company’s preparation of its Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005. The Company, under the supervision of its Audit Committee and with the assistance of independent counsel which in turn is assisted by an independent accounting expert, began an inquiry into the circumstances relating to the foregoing error to assure that there are no other financial reporting or disclosure control items that may be of concern. While the Audit Committee’s investigation has now concluded that no other adjustments to the fiscal and interim 2004 financial statements appear necessary, it is continuing to investigate the circumstances relating to the foregoing error in order to asses what changes, if any, are needed to the Company’s financial reporting or disclosure controls. Due to the ongoing nature of this aspect of the inquiry, the Company is unable to assess definitively the impact such inquiry may have upon its assessments of the effectiveness of financial reporting or disclosure controls included in its prior public reports.

On May 20, 2005, the Company issued a press release announcing the revised results discussed in this Item 4.02 above. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Section 9         Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits

99.1         Press release of VCG Holding dated May 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: May 20, 2005	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer